UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 2, 2013

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition

On June 2, 2013, Kodiak Oil & Gas Corp.’s (the “Company”) and its wholly-owned subsidiary, Kodiak Oil & Gas (USA) Inc. (the “Subsidiary”), entered into a definitive purchase and sale agreement ( the “Acquisition Agreement”) with Liberty Resources LLC (the “Seller”) under which the Subsidiary has agreed to acquire (the “Acquisition”) certain oil and gas leaseholds located in the State of North Dakota (the “Oil and Gas Properties”), and various other related rights, permits, contracts, equipment and other assets (together with the Oil and Gas Properties, the “Oil and Gas Assets”). The effective date for the Acquisition is March 1, 2013 (the “Effective Date”). The closing of the Acquisition is expected to take place on or about July 12, 2013, subject to the satisfaction of customary closing conditions. The Company also intends to acquire certain additional oil and gas interests held by the Seller that are not included under the Acquisition Agreement.

The aggregate purchase price for the Acquisition is $660 million. The purchase price is subject to potential adjustments including, but not limited to, adjustments for certain title and environmental defects, if any, as well as customary adjustments to reflect the operation of the Oil and Gas Assets following the Effective Date and prior to the closing date. In addition, (i) properties may be withdrawn from the Acquisition, with appropriate adjustment to the purchase price as provided under the Acquisition Agreements, under various circumstances as set forth in the Acquisition Agreements, including, without limitation, due to certain title and environmental defects, if any, and the failure to procure certain requisite consents and (ii) the purchase price may be increased in the event either party discovers a title benefit associated with an Oil and Gas Asset during the examination period.

The Acquisition Agreement contains customary representations and warranties and covenants by the Subsidiary and the Seller. Among other things, during the period between the execution of the Acquisition Agreement and the closing of the Acquisition, the Seller has agreed, subject to certain exceptions: (i) to allow the Subsidiary and its authorized representatives access to the Oil and Gas Assets and the records pertaining to the Oil and Gas Assets; (ii) to conduct its operations, including the operation and maintenance of the Oil and Gas Assets, in the ordinary course; and (iii) to restrict certain activities.

The Acquisition Agreement provides for certain termination rights, as follows: (i) the parties may terminate by mutual written agreement of the Seller and the Subsidiary; (ii) each of Seller or Subsidiary may terminate if the closing shall not have occurred by August 17, 2013 unless due to a breach of the Acquisition Agreement by the party seeking to terminate; (iii) each of the Seller or the Subsidiary may terminate upon written notice to the other party if the total amount of certain title or environmental defects, if any, together with allocated values of properties excluded from the acquisition, if any, equals or exceeds $132 million.

Pursuant to the Acquisition Agreement, the Subsidiary has deposited approximately $51 million (the “Performance Deposit”) into escrow that will be credited to the purchase price on the completion of the Acquisition. The deposit is refundable in the event the Acquisition does not close for any reason other than as a result of our failure to close where, as of August 17, 2013, the Seller has satisfied all of its closing conditions and is ready, willing and able to perform its obligations under the Acquisition Agreement. In such circumstances, as a remedy for our failure to close, the Seller will be entitled to liquidated damages in the aggregate amount of the Performance Deposit plus interest accrued thereon or specific performance.

If the Seller fails to close the transactions contemplated under the Acquisition Agreement in the instance where, as of the August 17, 2013, the Subsidiary has satisfied all of its closing conditions and is ready, willing and able to perform its obligations under the Acquisition Agreement, then in either such event, the Subsidiary shall be entitled to liquidated damages in the aggregate amount equal to the Performance Deposit plus interest accrued thereon or specific performance.

The Acquisition Agreement provides the Subsidiary and the Seller certain indemnification rights, subject to certain time and monetary limitations as set forth in the Acquisition Agreement, whereby (i) the Seller agrees to indemnify and hold the Subsidiary, its members, managers, shareholders, officers, directors, employees and agents (the “Subsidiary Indemnitees”) harmless in connection with losses arising from (a) breach of any representation or warranty of the Seller, or of a covenant or agreement of the Seller that survives the closing of the Acquisition, (b) certain excluded liabilities as set forth in the Acquisition Agreement and (ii) the Subsidiary agrees to indemnify and hold the Seller, its affiliates, and their respective members, managers, shareholders, officers, directors, employees and agents (the “Seller Indemnitees”), harmless in connection with losses arising from (a) certain assumed obligations, and (b) any breach of a representation, warranty, covenant or agreement of the Company or the

Subsidiary under the Acquisition Agreements. The parties’ indemnification obligations survive the closing date for various prescribed periods of time as set forth in the Acquisition Agreements.

The foregoing description of the Acquisition Agreement is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is attached hereto as Exhibit 2.1.

Item 8.01 Other Events.

On June 3, 2013, the Company issued a press release entitled “Kodiak Oil & Gas Corp. Agrees to Acquire Additional Williston Basin Assets; Proposed Transaction Would Add 42,000 Net Acres and ~6,000 BOE/D of Current Net Production”, which described the Acquisition and provided additional information about the Oil and Gas Assets. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Purchase and Sale Agreement between Kodiak Oil & Gas (USA) Inc., Kodiak Oil & Gas Corp. and Liberty Resources LLC dated June 2, 2013

99.1	Press Release dated June 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Date: June 3, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement between Kodiak Oil & Gas (USA) Inc., Kodiak Oil & Gas Corp. and Liberty Resources LLC dated June 2, 2013

99.1	Press Release dated June 3, 2013